UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2006
HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26001 (Commission File Number)	22-3640393 (IRS Employer Identification No.)
West 80 Century Road
Paramus, New Jersey 07652
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (201) 967-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
Director Compensation. On June 8, 2006, the Compensation Committee of the Board of Directors of Hudson City Bancorp, Inc. (the “Company”), a Delaware corporation and Hudson City Savings Bank, a wholly owned subsidiary of the Company (the “Bank”), reviewed the compensation paid to its directors for their service as directors of the Company and the Bank and approved the following compensation program for non-employee directors, effective July 1, 2006.
Effective July 1, 2006, non-employee directors will receive the following cash compensation for service on the Boards of Directors of Hudson City Bancorp, Inc. and Hudson City Savings Bank and the respective Board committees:

Non-Employee Board Member Compensation
Annual Retainer	$50,000
Meeting Fee	$1,000
Lead Independent Director Compensation
Annual Retainer	$35,000
Non-Employee Committee Member Compensation
Meeting Fee	$1,000
Committee Chair Annual Retainers
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating & Governance Committee	$5,000
The cash compensation described above represents combined compensation for non-employee directors’ service to both Hudson City Bancorp, Inc. and Hudson City Savings Bank. Compensation is paid by the Bank and Hudson City Bancorp, Inc. reimburses the Bank for a part of the compensation paid to each director that is proportionate to the amount of time which he or she devotes to the performance of services for the Company. A single fee is paid when the Company and the Bank hold joint board or committee meetings. The Lead Independent Director is an ex officio member of all Board committees and presides over executive sessions of the Independent Directors of the Board but does not receive meeting fees for his attendance at committee meetings or executive sessions.
Stock Incentive Plan. Also on June 8, 2006, at the 2006 Annual Meeting of Shareholders, the shareholders of Hudson City Bancorp, Inc. approved the Hudson City Bancorp, Inc. 2006 Stock Incentive Plan. The 2006 Stock Incentive Plan authorizes the Compensation Committee of the

Board of Directors, to grant to eligible officers, employees and non-employee directors stock options, stock appreciation rights, restricted stock, performance-based restricted stock, and other performance and non-performance based awards which may be settled in either cash or stock. A maximum of 30,000,000 shares of Hudson Bancorp, Inc. common stock may be issued under the 2006 Stock Incentive Plan; of these, a maximum of 21,000,000 shares may be issued to settle awards other than stock options and stock appreciation rights. The 2006 Stock Incentive Plan has a term of 10 years. This description of the 2006 Stock Incentive Plan is qualified in its entirety by the full text of the 2006 Stock Incentive Plan, a copy of which was included as Appendix B to the Proxy Statement dated April 28, 2006 for the 2006 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 28, 2006, and is incorporated herein by this reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Ronald E. Hermance, Jr.

Ronald E. Hermance, Jr.
Chairman, President and
Chief Executive Officer
Dated: June 9, 2006